Exhibit 31

                           Long Beach Securities Corp.

                              OFFICER'S CERTIFICATE

                      LONG BEACH MORTGAGE LOAN TRUST 2005-WL1
                            ASSET-BACKED CERTIFICATES
                                  SERIES 2005-WL1

      I, Michael J. Giampaolo, an Executive Vice President of Long Beach Securities Corp., certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Long Beach Mortgage Loan Trust 2005-WL1, Asset-Backed Certificates, Series 2005-WL1;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

4. Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and

5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

Dated as of March 1, 2006

                                                  /s/ Michael J. Giampaolo
                                                --------------------------------
                                                Michael J. Giampaolo
                                                Executive Vice President and COO